Exhibit 99.1


                     OraLabs Holding Corp. Announces Change
                       in its Independent Accounting Firm


     PARKER, Colo.--(BUSINESS WIRE)--Nov. 17, 2005--OraLabs Holding Corp. (NASDAQ: OLAB) announced today that Ehrhardt Keefe Steiner & Hottman, P.C. ("EKS&H") has resigned as the Company's independent accountant and the Company retained GHP Horwath as its new independent accountant. EKS&H's report on the Company's financial statements for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to retain the new accountants was recommended and approved by the Company's audit committee and Board of Directors.
     During the Company's fiscal years ended December 31, 2004 and 2003, and the subsequent interim periods preceding EKS&H's resignation, there were not disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

     OraLabs, Inc. manufactures Ice Drops(R) brands oral care products; Sour Zone(TM) brands sour products; and Lip Rageous(R), Lip Naturals(R), Chap Ice(R), Extra Lip Moisturizer, Leashables(R), Chapgrip(R), Soothe & Shine(R) brands of lip balm. The product line includes breath drops and sprays, sour drops and sprays, lip balms and a variety of private label products. The Company distributes 5HTP, as its only dietary supplement; additionally the Company distributes Sanell (TM) hand sanitizer and Eyelieve (TM) sterile eye products. The Company's products are currently sold in the USA nationally as well as numerous foreign countries. The products are sold through wholesale distributors as well as by direct sale to mass retailers, grocery stores, convenience stores and drug stores.

     Forward-Looking and Cautionary Statements

     Except for historical information and discussions contained herein, statements included in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.


    CONTACT: OraLabs Holding Corp.
             Gary Schlatter, 303-783-9499
             gschlatter@oralabs.com